Exhibit 99.2

nanotron Technologies GmbH

Company Number 2665484

Financial Report - 9 Months Ended - 30 September 2020

nanotron Technologies GmbH
Contents
30 September 2020

General information

The financial statements cover nanotron Technologies GmbH (“Nanotron”) and are presented in Euro, which is Nanotron’s functional and presentation currency.

Nanotron is a company limited by shares, incorporated and domiciled in Germany. Its registered office and principal place of business is:

Alt-Moabit 60a,
10555 Berlin, Germany

nanotron Technologies GmbH

Statement of profit or loss

For the period ended 30 September 2020

	Note	9 Mths ended 30 Sep 20
		EUR
Revenue
Revenue from contracts with customers	1	3,282,769
Cost of sales		(1,148,784)

Gross profit		2,133,985

Other income		124,276
Other gains/(losses) - net		(1,478)
Total other income / gains and losses		122,798

Operation, overheads and administrative expenses	2	(1,997,831)
Depreciation and amortisation expense	2	(41,542)
Research and development expenses		(106,773)
Selling and marketing expenses	2	(52,115)
Finance costs	2	(1,980)
Total operating expenses		(2,200,241)

Profit before income tax expense		56,542

Income tax expense	3	-

Profit after income tax expense for the period		56,542

Other comprehensive income for the period, net of tax		-

Total comprehensive income for the period		56,542

The above statement of profit or loss should be read in conjunction with the accompanying notes nanotron Technologies GmbH
Statement of financial position
As at 30 September 2020

	Note	30 Sep 20
		EUR
Assets

Current assets
Cash and cash equivalents	4	163,673
Trade and other receivables	5	526,780
Inventories	6	696,078
Other current assets	8	87,561
Total current assets		1,474,092

Non-current assets
Property, plant and equipment	9	368,906
Right-of-use assets	7	183,437
Intangible assets	10	3,044,368
Total non-current assets		3,596,711

Total assets		5,070,803

Liabilities

Current liabilities
Trade and other payables	11	413,627
Lease liabilities	7	85,054
Provisions	12	489,192
Total current liabilities		987,873

Non-current liabilities
Lease liabilities	7	103,389
Intercompany loans		6,497,832
Total non-current liabilities		6,601,221

Total liabilities		7,589,094

Net liabilities		(2,518,291)

Equity
Issued capital	13	656,830
Capital reserves		37,731,548
Accumulated losses		(40,906,669)

Total deficiency in equity		(2,518,291)

The above statement of financial position should be read in conjunction with the accompanying notes nanotron Technologies GmbH
Statement of changes in equity
For the period ended 30 September 2020

	Issued capital	Capital reserves	Accumulated losses	Total deficiency in equity
	EUR	EUR	EUR	EUR
Balance at 1 January 2020	656,830	37,731,548	(40,963,211)	(2,574,833)

Profit after income tax expense for the period	-	-	56,542	56,542
Other comprehensive income for the period, net of tax	-	-	-	-

Total comprehensive income for the period	-	-	56,542	56,542

Balance at 30 September 2020	656,830	37,731,548	(40,906,669)	(2,518,291)

The above statement of changes in equity should be read in conjunction with the accompanying notes nanotron Technologies GmbH
Statement of cash flows
For the period ended 30 September 2020

	Note	9 Mths ended 30 Sep 20
		EUR
Cash flows from operating activities
Receipts from customers and others		3,487,178
Payments to suppliers and employees		(3,782,748)

Net cash used in operating activities before government grants		(295,570)
Government grants - COVID-19		75,964

Net cash used in operating activities		(219,606)

Cash flows from investing activities
Payments for property, plant and equipment		(13,846)
Payments for intangibles		(26,730)

Net cash used in investing activities		(40,576)

Cash flows from financing activities
Interest and other finance costs paid		(1,980)
Proceeds from/(repayment of) borrowings		(184,370)
Lease repayments		(28,472)

Net cash used in financing activities		(214,822)

Net decrease in cash and cash equivalents		(475,004)
Cash and cash equivalents at the beginning of the financial period		638,677

Cash and cash equivalents at the end of the financial period	4	163,673

The above statement of cash flows should be read in conjunction with the accompanying notes nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 1. Revenue

(a) Disaggregation of revenue

The disaggregation of revenue from contracts with customers is as follows:

9 Mths ended 30 Sep 20
EUR
Timing of revenue recognition
Goods transferred at a point in time	3,282,769

(i) Information about major customers

The Company had the following major customers with revenues amounting to 10 percent or more of total Group revenues:

2020
%
Customer A	69%

(b) Accounting policies and significant judgments

(i) Sale of goods

Revenue from the sale of location awareness products are recognised at a point in time. The performance obligation is satisfied when the customer has access and thus control of the product. This occurs at the time of delivery of goods to the customer. Delivery occurs when the products have been shipped to the specific location, the risks of obsolescence and loss have been transferred to the customer, and either the customer has accepted the products in accordance with the sales contract, the acceptance provisions have lapsed, or the Company has objective evidence that all criteria for acceptance have been satisfied.

(ii) Financing components

The Company does not expect to have any contracts where the period between the transfer of the promised goods or services to the customer and payment by the customer exceeds one year. As a consequence, the Company does not adjust any of the transaction prices for the time value of money.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 2. Breakdown of expenses by nature

9 Mths ended 30 Sep 20
EUR
Profit before income tax includes the following specific expenses:

Operation, overheads and administrative expenses
Accounting, audit, legal and taxation expenses	54,943
Employee benefits	1,612,965
Insurance expenses	12,584
Occupancy costs	110,315
Other consulting expenses	65,777
Other expenses	141,247

Total operation, overheads and administrative expenses	1,997,831

Selling and marketing expenses
Business development	10,416
Marketing consultants	34,794
Travel	6,905

Total selling and marketing expenses	52,115

Depreciation and amortisation
Depreciation of property, plant and equipment	35,182
Amortisation of leased assets	6,360

41,542

Finance costs
Interest and finance charges paid/payable on lease liabilities	1,980

Note 3. Income tax expense

9 Mths ended 30 Sep 20
EUR
Aggregate income tax expense	-
Income tax expense is attributable to:
Profit from continuing operations	-

Aggregate income tax expense	-

Numerical reconciliation of income tax expense and tax at the statutory rate
Profit before income tax expense	56,542

Tax at the statutory tax rate of 30.0%	16,963

Tax losses and other timing differences for which no deferred tax assets / liabilities are recognised	(16,963)

Income tax expense	-

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 4. Cash and cash equivalents

30 Sep 20
EUR
Current assets
Cash at bank	163,673

Reconciliation to cash and cash equivalents at the end of the financial period

The above figures are reconciled to cash and cash equivalents at the end of the financial period as shown in the statement of cash flows as follows:

Balances as above	163,673

Balance as per statement of cash flows	163,673

(i) Cash not readily available for use

As at 30 September 2020 EUR 26,453 was restricted as it was held on deposit as security for office leases.

Note 5. Trade and other receivables

30 Sep 20
EUR
Current assets
Trade receivables	483,562
Less: Allowance for expected credit losses	(10,680)
472,882

Other receivables	53,898

526,780

(i) Classification as trade receivables

Trade receivables are amounts due from customers for goods sold or services performed in the ordinary course of business. Trade receivables are generally due for settlement in accordance with the milestones specified in the non-recurring engineering (NRE) contracts with customers, and settlement for goods delivered to customers, which are both typically less than 12 months and therefore classified as current. Trade receivables are recognised initially at the amount of consideration that is unconditional unless they contain significant financing components, when they are recognised at fair value. The Company holds the trade receivables with the objective to collect the contractual cash flows and therefore measures them subsequently at amortised cost using the effective interest method.

Details about the Company’s impairment policies and the calculation of the loss allowance are provided in Note 15 (Financial risk management).

(ii) Fair value of trade and other receivables

Due to the short-term nature of the current receivables, their carrying amount is considered to be the same as their fair value.

(iii) Impairment and risk exposure

Information about the impairment of trade receivables and the Company’s exposure to credit risk and foreign currency risk can be found in Note 15 Financial risk management.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 6. Inventories

30 Sep 20
EUR
Current assets
Finished goods	696,078

(i) Assigning costs to inventories

Inventories are measured at the cost of manufactured products including direct materials and subcontracted services.

Note 7. Right-of-use assets and lease liabilities

(a) Amounts recognised in the statement of financial position

30 Sep 20
EUR
Non-current assets
Land and buildings - right-of-use	209,300
Less: Accumulated depreciation	(25,863)

Total lease right-of-use assets	183,437

Lease liability
Current lease liability	85,054
Non-current lease liability	103,389

Total lease liability	188,443

Maturity analysis - contractual undiscounted cash flows
Less than one year	85,507
One to five years	152,283
Total undiscounted lease liabilities	237,790

(b) Amounts recognised in the statement of profit or loss and other comprehensive income

9 Mths ended 30 Sep 20
EUR
Interest expense	1,980
Lease amortisation expense	6,360

8,340

(c) The Company’s leasing activities and how these leases are accounted for:

For any new contracts entered into on or after 1 January 2019, the Company considers whether a contract is, or contains a lease. A lease is defined as ‘a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration’. To apply this definition the Company assesses whether the contract meets three key evaluations which are whether:

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 7. Right-of-use assets and lease liabilities (continued)

●	the contract contains an identified asset, which is either explicitly identified in the contract or implicitly specified by being identified at the time the asset is made available to the Company,
●	the Company has the right to obtain substantially all of the economic benefits from use of the identified asset throughout the period of use, considering its rights within the defined scope of the contract,
●	the Company has the right to direct the use of the identified asset throughout the period of use. The Company assess whether it has the right to direct ‘how and for what purpose’ the asset is used throughout the period of use.

Leases are recognised as a right-of-use asset and a corresponding liability at the date at which the leased asset is available for use by the Company. Each lease payment is allocated between the liability and finance cost. The finance cost is charged to profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis.

Nanotron leasehold property is an office space. The office has typically occupied one floor with a predetermined fixed annual increase to the monthly lease payment. The lease is renegotiated every three years to maintain a market appropriate cost.

Straight line
Leasehold property	2.75 years

Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of the following lease payments:

●	fixed payments (including in-substance fixed payments), less any lease incentives receivable
●	amounts expected to be payable by the lessee under residual value guarantees
●	the exercise price of a purchase option if the lessee is reasonably certain to exercise that option,
●	any extension options if the lesse is reasonably certain to extend the lease, and
●	payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option.

The lease payments are discounted using the interest rate implicit in the lease, if that rate can be determined, or the Company’s incremental borrowing rate. The Company’s incremental borrowing rate was 11.75% as of 1 January 2019. The Company has assessed the option to extend these leases and has determined that these options will not be exercised.

Right-of-use assets are measured at cost comprising the following:

●	the amount of the initial measurement of lease liability,
●	any lease payments made at or before the commencement date, less any lease incentives received,
●	any initial direct costs, and
●	restoration costs.

(d) Lease payments not recognised as a liability

The Company has elected not to recognise a lease liability for short-term leases or leases of low value assets.

Payments associated with short-term leases and leases of low-value assets are recognised on a straight-line basis as an expense in the profit or loss. Short-term leases are leases with a lease term of 12 months or less.

Note 8. Other current assets

30 Sep 20
EUR
Current assets
Prepayments	87,502
Deposits and other items	59

87,561

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 9. Property, plant and equipment

30 Sep 20
EUR
Non-current assets
Leasehold improvements - at cost	2,507

Fixtures and fittings - at cost	8,448

Other fixed assets - at cost	357,951

368,906

	Furniture and fittings	Leasehold improvements	Capital works in progress	Other fixed assets	Total
	EUR	EUR	EUR	EUR	EUR
Balance at 1 January 2020	1,536	3,241	2,354	402,033	409,164
Additions	7,692	-	-	6,154	13,846
Disposals	-	-	-	(18,922)	(18,922)
Depreciation expense	(780)	(734)	(2,354)	(31,314)	(35,182)

Balance at 30 September 2020	8,448	2,507	-	357,951	368,906

(i) Depreciation methods and useful lives

Property, plant and equipment is recognised at historical cost less depreciation.

Depreciation is calculated using the straight-line method to allocate their cost or revalued amounts, net of their residual values, over their estimated useful lives or, in the case of leasehold improvements and certain leased plant and equipment, the shorter lease term as follows:

Furniture and fixtures	5 years
Leasehold improvements	5 years
Other fixed assets	3 - 10 years

See Note 20 (Summary of significant accounting policies) for the other accounting policies relevant to property, plant and equipment.

Note 10. Intangible assets

30 Sep 20
EUR
Non-current assets
Capitalised development costs	2,622,051

Software	422,317

3,044,368

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 10. Intangible assets (continued)

Reconciliations

Reconciliations of the written down values at the beginning and end of the current financial period are set out below:

	Capitalised development costs	Software	Total
	EUR	EUR	EUR
Balance at 1 January 2020	2,595,321	422,317	3,017,638
Additions	26,730	-	26,730

Balance at 30 September 2020	2,622,051	422,317	3,044,368

Impairment tests for software and capitalised development costs:

The Company tests whether software (a not yet ready for use intangible asset) and capitalised development costs (an indefinite life intangible asset) have suffered any impairment on an annual basis.

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that may have a financial impact on the Company and that are believed to be reasonable under the circumstances.

Note 11. Trade and other payables

30 Sep 20
EUR
Current liabilities
Trade payables	301,965
Other payables	111,662

413,627

Refer to note 15 for further information on financial risk management.

Trade payables are unsecured and are usually paid within 30 days of recognition.

The carrying amounts of trade and other payables are considered to be the same as their fair values, due to their short- term nature.

Note 12. Provisions

30 Sep 20
EUR
Current liabilities
Restructuring (i)	182,017
Other	307,175

489,192

(i) Restructuring

The provision for restructuring relates to once off redundancy charges and related legal costs incurred resulting in a more streamlined cost efficient operation. These charges were calculated and accrued for payment during the ensuing financial reporting periods.The adequacy of the remaining provision is reassessed at the end of each reporting period.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 13. Issued capital

30 Sep 20
EUR
Issued capital - fully paid	656,830

Issued capital

Issued capital entitles the holder to participate in dividends and the proceeds on the winding up of the Company in proportion to the amounts paid. The issued capital has no par value and the Company does not have a limited amount of authorised capital.

Capital reserve

The capital reserve relates to capital contributions from the owners over time which do not form part of issued capital.

Note 14. Critical estimates and judgements

The preparation of financial statements requires the use of accounting estimates which, by definition, will seldom equal the actual results. Management also needs to exercise judgement in applying the Company’s accounting policies.

This note provides an overview of the areas that involved a higher degree of judgement or complexity, and of items which are more likely to be materially adjusted due to estimates and assumptions turning out to be wrong. Detailed information about each of these estimates and judgements is included in other notes together with information about the basis of calculation for each affected line item in the financial statements.

(a) Significant estimates and judgements

The areas involving significant estimates or judgements are:

●	Estimated software and capitalised development costs impairment and estimated useful lives to determine amortisation. Refer to Note 10 (Intangible assets).
●	Estimation of expected credit losses on trade receivables.
●	Estimate of property, plant and equipment useful lives. Refer to Note 9 (Property, plant and equipment).
●	Determination of incremental borrowing rate and the inclusion of lease extension options. Refer to Note 7 (Right-of -use assets and lease liabilities).

Estimates and judgements are continually evaluated. They are based on historical experience and other factors, including expectations of future events that may have a financial impact on the Company and that are believed to be reasonable under the circumstances.

Note 15. Financial risk management

Financial risk management objectives

This note explains the Company’s exposure to financial risks and how these risks could affect the Company’s future financial performance. Current period profit and loss information has been included where relevant to add further context.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 15. Financial risk management (continued)

Risk	Exposure arising from	Measurement	Management’s assessment and control
Market risk - foreign exchange	Transactions denominated in A$, EUR and US$ from the Company’s operations	Cash flow forecasting	Management engaged a foreign exchange expert to obtain advice and forecasts on the movement of exchange rates between A$, EUR and US$ to form decision on entering into forward contracts to hedge its exposure to foreign exchange fluctuation. As at and for the period ended 30 September 2020, no contracts have been entered.
Credit risk	Receivables from NRE contracts collectible only on completion of milestones specified in these contracts	Cash flow forecasting	Management works closely with its key customers to ensure that milestones are achieved in a timely manner in order to receive payments for services provided
Liquidity risk	Ability to repay creditors when payments are due	Cash flow forecasting	Management reviews the Company’s cash position and run rate (versus budget) on a monthly basis to ensure payments are made when they fall due.

The Company’s risk management is carried out by the board and the Company’s senior management team to identify, evaluate and hedge financial risks (if required) in close co-operation with the Company’s operating units. This process includes reviewing the effectiveness of internal controls relating to market risk, credit risk and liquidity risk.

(a) Credit risk

Credit risk arises from cash and cash equivalents with banks and financial institutions, as well as credit exposures to customers who are public and private organisations in the technology industry, including outstanding receivables.

(i) Risk management

Credit risk is managed through the maintenance of procedures (such as the utilisation of systems for the approval, granting and renewal of credit limits, regular monitoring of exposures against such limits and monitoring the financial stability of significant customers and counterparties), ensuring to the extent possible that customers and counterparties to transactions are of sound credit worthiness. Such monitoring is used in assessing receivables for impairment.

The Company’s customer base consists of public sectors, listed companies in the United States and large and reputable private entities. Management maintain a close relationship with their customers’ executives and senior management to ensure that milestones specified in the contracts are met in a timely manner. Management updates its cost forecasts on a regular basis for all on-going contracts.

Risk is also minimised through investing surplus funds in financial institutions that maintain a high credit rating.

(ii) Impairment of financial assets

The Company has one type of financial asset subject to the expected credit loss model being trade receivables for sales of inventory and from the provision of engineering services.

While cash and cash equivalents are also subject to the impairment requirements of IAS 9, the identified impairment loss was immaterial

Trade receivables and contract assets

The Company applies the IAS 9 simplified approach to measuring expected credit losses (ECL) which uses a lifetime expected loss allowance for all trade receivables.

To measure the ECL, trade receivables have been grouped based on shared credit risk characteristics and the days past due.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 15. Financial risk management (continued)

The ECL rates are based on the payment profiles of sales over a period of 36 months before 30 September 2020 and the corresponding historical credit losses experienced within this period. The historical loss rates are adjusted to reflect current and forward-looking information on macroeconomic factors affecting the ability of the customers to settle the receivables.

On that basis, the loss allowance as at 30 September 2020 from the ECL method was determined to be EUR 10,680. This amount was ascertained based on an individual client analysis; the identified loss beyond this at a portfolio level was determined to be immaterial.

Trade receivables are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, the failure of a debtor to engage in a repayment plan with the Company, and a failure to make contractual payments for a period of greater than 121 days past due.

Impairment losses on trade receivables are presented as net impairment losses within operating profit. Subsequent recoveries of amounts previously written off are credited against the same line item.

(b) Liquidity risk

Liquidity risk arises from the possibility that the Company might encounter difficulty in settling its debts or otherwise meeting its obligations related to financial liabilities. The Company manages this risk through the following mechanisms:

●	preparing forward looking cash flow analyses in relation to its operating, investing and financing activities;
●	obtaining funding from a variety of sources;
●	maintaining a reputable credit profile;
●	managing credit risk related to financial assets;
●	investing cash and cash equivalents and deposits at call with major financial institutions; and
●	comparing the maturity profile of financial liabilities with the realisation profile of financial assets.

(i) Maturities of financial liabilities

The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within 12 months equal their carrying amounts as the impact of discounting is not material.

Contractual maturities of financial liabilities

	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Remaining contractual maturities
30 Sep 20%		EUR	EUR	EUR	EUR	EUR
Non-derivatives
Non-interest bearing
Trade payables	-	301,965	-	-	-	301,965
Intercompany loans	-	-	6,497,832	-	-	6,497,832
Total non-derivatives		301,965	6,497,832	-	-	6,799,797

Note 16. Contingent liabilities

The Company had no contingent liabilities at 30 September 2020.

Note 17. Commitments

The Company had no commitments at 30 September 2020.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 18. Events after the reporting period

Prior to the sale of the shares in the Company on October 5, 2020, the Company had the financial support of its former Parent Entity; Sensera Limited. No further matter or circumstance has arisen since 30 September 2020 that has significantly affected, or may significantly affect the Company’s operations, the results of those operations, or the Company’s state of affairs in future financial years.

Note 19. Related party balances

Loans from related parties

30 Sep 20
EUR
Loan from the parent entity: Sensera Limited	6,497,832

Note 20. Summary of significant accounting policies

This note provides a list of the significant accounting policies adopted in the preparation of these financial statements to the extent they have not already been disclosed in the other notes above. These policies have been consistently applied to all the years presented, unless otherwise stated. The financial statements are for the Company consisting of nanotron Technologies GmbH.

(a) Basis of preparation

The Company is a for-profit entity for the purpose of preparing the financial statements.

(i) Compliance with IFRS

The financial statements of the Company comply with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

(ii) Historical cost convention

The financial statements have been prepared on a historical cost basis.

(iii) Going concern

The financial statements have been prepared on a going concern basis.

(iv) New or amended Accounting Standards and Interpretations adopted

The Company has applied the following standards and amendments for the first time for their annual reporting period commencing 1 January 2019:

●	IFRS 16 Leases
●	IFRIC Interpretation 22 Foreign currency transactions and advance consideration
●	IFRIC Interpretation 23 Uncertainty over income tax treatments

The impact of the adoption of this standard and the new accounting policies were immaterial.

These general purpose financial statements have been prepared in accordance with International Financial Reporting Standards (‘IFRS’), as appropriate for for-profit oriented entities.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 20. Summary of significant accounting policies (continued)

(b) Foreign currency

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

The financial statements cover nanotron Technologies GmbH (“Nanotron”) and are presented in Euro, which is Nanotron’s functional and presentation currency.

(c) Revenue recognition

The accounting policies for the Company’s revenue from contracts with customers are explained in Note 1 (Revenue).

Government grants

Government grants relating to costs are deferred and recognised in profit or loss over the period necessary to match them with the costs that they are intended to compensate.

(d) Income tax

The income tax expense or credit for the period is the tax payable on the current period’s taxable income based on the applicable income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses.

The Company is in a tax loss position. The tax losses are not recognised as a deferred tax asset as their future recoverability is not virtually certain.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets and liabilities and when the deferred tax balances relate to the same taxation authority. Current tax assets and tax liabilities are offset where the entity has a legally enforceable right to offset and intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously.

Current and deferred tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.

(e) Right-of-use assets

Leases

A right-of-use asset is recognised at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Company expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 20. Summary of significant accounting policies (continued)

(e) Right-of-use assets (continued)

Lease liabilities

A lease liability is recognised at the commencement date of a lease. The lease liability is initially recognised at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties. The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred.

Lease liabilities are measured at amortised cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right-of-use asset is fully written down.

(f) Impairment of assets

Goodwill and intangible assets that have an indefinite useful life and intangible assets not yet ready for use are not subject to amortisation and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. Other assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash inflows which are largely independent of the cash inflows from other assets or groups of assets (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at the end of each reporting period.

(g) Cash and cash equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents includes cash on hand and deposits held at call with financial institutions.

(h) Trade and other receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less loss allowance.

See Note 5 (Trade and other receivables) for further information about the Company’s accounting for trade receivables and Note 15 (Financial risk management) for a description of the Company’s impairment policies.

(i) Inventories

Finished goods are stated at the lower of cost and net realisable value on a ‘first in first out’ basis. Finished goods are measured at the cost of manufactured products including direct materials and subcontracted services. Costs of purchased inventory are determined after deducting rebates and discounts received or receivable.

Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 20. Summary of significant accounting policies (continued)

(j) Other financial assets

(i) Classification

From 1 January 2019, the Company classifies its financial assets in the following measurement categories:

●	those to be measured subsequently at fair value (either through Other comprehensive income (OCI) or through profit or loss), and
●	those to be measured at amortised cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows.

For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI.

(ii) Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade-date, the date on which the Company commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

(iii) Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

(iv) Impairment

From 1 January 2019, the Company assesses on a forward-looking basis the expected credit loss associated with its debt instruments carried at amortised cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

(v) Income recognition Interest income

Interest income is recognised using the effective interest method. When a receivable is impaired, the Company reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument and continues unwinding the discount as interest income. Interest income on impaired loans is recognised using the original effective interest rate.

(k) Property, plant and equipment

Plant and equipment is stated at historical cost less accumulated depreciation and impairment. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognised when replaced. All other repairs and maintenance are charged to profit or loss during the reporting period in which they are incurred.

The depreciation methods and periods used by the Company are disclosed in Note 9 (Property, plant and equipment).

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 20. Summary of significant accounting policies (continued)

Gains and losses on disposals are determined by comparing proceeds with carrying amount. These are included in profit or loss.

(l) Intangible assets

(i) Capitalised development costs

Expenditure on development activities, being the application of research findings or other knowledge to a plan or design for the production of new or substantially improved products or services before the start of commercial production or use, is capitalised if it is probable that the product or service is technically and commercially feasible, will generate probable economic benefits, adequate resources are available to complete development and cost can be measured reliably. Other development expenditure is recognised in the statement of profit or loss and other comprehensive income as an expense as incurred.

Capitalised development costs assets with an indefinite life and are shown at historical cost. Capitalised development costs are not amortised, but they are tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired and is carried at cost less accumulated impairment losses. Development costs are allocated to cash-generating units for the purpose of impairment testing. The units are identified at the lowest level at which development costs are monitored for internal management purposes, being the operating segments.

Expenditure on research activities, undertaken with the prospect of obtaining new scientific or technical knowledge and understanding, is recognised in the statement of profit or loss and other comprehensive income as an expense when it is incurred.

(ii) Patents and trademarks

Significant costs associated with patents and trademarks are deferred and amortised on a straight-line basis over the period of their expected benefit, being their finite life of 10 years.

(iii) Software

Software (a not yet ready for use intangible asset) is shown at historical cost and amortised from the point at which the assets are ready for use. The assets are subsequently carried at historical cost less accumulated amortisation and less any losses arising from impairment testing.

(m) Trade and other payables

These amounts represent liabilities for goods and services provided to the Company prior to the end of financial period which are unpaid. The amounts are unsecured and are usually paid within 30 days of recognition. Trade and other payables are presented as current liabilities unless payment is not due within 12 after the reporting period. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

Borrowings are removed from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss as other income or finance costs.

Borrowings are classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

(n) Provisions

Provisions for restructuring, service warranties and other obligations are recognised when the Company has present service obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognised for future operating losses.

nanotron Technologies GmbH
Notes to the financial statements
30 September 2020

Note 20. Summary of significant accounting policies (continued)

(o) Employee benefits

(i) Short-term obligations

Liabilities for wages and salaries, including non-monetary benefits, annual leave and accumulating sick leave that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognised in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liabilities are presented as current employee benefit obligations in the balance sheet.

(p) Rounding of amounts

Amounts in the financial statements have been rounded off in accordance with the instrument to the nearest dollar.

(q) Value Added Tax (VAT)

Revenues, expenses and assets are recognised net of the amount of associated VAT, unless the VAT incurred is not recoverable from the taxation authority. In this case it is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of VAT receivable or payable. The net amount of VAT recoverable from, or payable to, the taxation authority is included with other receivables or payables in the statement of financial position.

Cash flows are presented on a gross basis. The VAT components of cash flows arising from investing or financing activities which are recoverable from, or payable to the taxation authority, are presented as operating cash flows.

(r) Related parties

Related parties include related entities comprising the parent entity (Sensera Limited incorporated in Australia) and sister entity Sensera Inc. (incorporated in the United States). Related parties also include the directors and key management personnel of the company, the parent entity and sister entity.

Berlin, 30 November 2020

General Manager